SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, DC 20549


                                      FORM 8-K/A
                                  (Amendment No. 2)

                                    CURRENT REPORT


                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934



            Date of Report (Date of Earliest Event Reported) - May 5, 1998
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                             AMERICAN ELECTROMEDICS CORP.
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                (Exact name of registrant as specified in its charter)


               Delaware                   0-9922                04-2608713
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          (State or other        (Commission File Number)    (IRS Employer
          jurisdiction                                       Identification
          of Incorporation)                                  No.)


             13 Columbia Drive, Suite 5,  Amherst, New Hampshire   03031
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               (Address of principal executive offices)          (zip code)


          Registrant's telephone number, including area code -(603) 880-6300
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                                    Not Applicable
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            (Former Name or Former Address, if changed since last report)


               The purpose of this Amendment is to amend Item 2 in its entirety to read as set forth herein.

          ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
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               On May 5, 1998, American Electromedics Corp. (the "Company"
          or "AEC") acquired Dynamic Dental Systems, Inc., a Delaware corporation ("DDS"), in exchange for 750,000 shares of the Company's Common Stock, $.10 par value (the "Common Stock"), and $225,000, pursuant to an Agreement and Plan of Merger, dated as of April 30, 1998, by and among the Company, DDS Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company, DDS, and Henry J. Rhodes, Charles S. Aviles and Barry A. Hochstadt, the sole stockholders of DDS. Upon the merger (the "DDS Merger"), DDS became a wholly-owned subsidiary of the Company.

               Upon the closing of the DDS Merger, DDS entered into an Employment Agreement with Mr. Rhodes pursuant to which he will serve as President of DDS for an initial term of three years at an annual base salary of $125,000. Mr. Rhodes was also granted stock options to purchase up to 100,000 shares of the Company's Common Stock at an exercise price of $1.00 per share, vested as of May 1, 1998, and stock options to purchase up to 100,000 shares of the Company's Common Stock at an exercise price of $3.00 per share, vested as of November 1, 2000. All such stock options expire five years from the date of grant. The fair market value of the shares was $3.00 at the closing of the DDS Merger. The Company will recognize compensation expense of $200,000 for the fourth quarter of fiscal 1998 with respect to the 100,000 options which have an exercise price less than the fair market value of the shares at the time such options were granted.

               DDS is based in Gainesville, Georgia and is a distributor of digital operator hardware, cosmetic imaging software, and intraoral dental cameras.

               On May 12, 1998, AEC acquired Equidyne Systems, Inc., a California corporation ("ESI"), in exchange for 600,000 shares of the Company's Common Stock, pursuant to an Agreement and Plan of Merger, dated as of March 27, 1998, among the Company, ESI Acquisition Corporation, a California corporation and a wholly-owned subsidiary of the Company, and ESI. Upon the merger (the "ESI Merger"), ESI became a wholly-owned subsidiary of the Company.

               Upon the closing of the ESI Merger, ESI entered into Employment Agreements with Lawrence Petersen and Richard Battelle. Mr. Petersen is to serve as President of ESI for an initial term of three and one-half years at an annual salary of $125,000. Mr. Petersen was also granted stock options to purchase an aggregate of 100,000 shares of the Company's Common Stock, 50,000 of such options at an exercise price of $1.00 per share, with 5,000 of such options immediately vested and 45,000 of such options to vest ratably over the term of the Employment Agreement, and the remaining 50,000 of such options at an exercise price of $3.00 per share, with 5,000 of such options immediately vested and 45,000 of such options to vest ratably over the term of the Employment Agreement. Mr. Battelle is to


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


          serve as Director of Finance and Administration for an initial term of one year at an annual salary of $60,000, and was also granted stock options to purchase an aggregate of 40,000 shares of the Company's Common Stock, 20,000 of such options at an exercise price of $1.00 per share to vest ratably over the term of the Employment Agreement, and the remaining 20,000 of such options at an exercise price of $3.00 per share to vest ratably over the term of the Employment Agreement. All such stock options granted to Mr. Petersen and Mr. Battelle expire five years from the date of grant.

               The fair market value of the shares was $3.00 at the closing of the ESI Merger. In connection with the grant of an aggregate of 70,000 options which have an exercise price less than the fair market value of the shares at the time such options were granted, the Company will recognize the following compensation expense: $26,000 for the fourth quarter of fiscal 1998, $16,000 per quarter for the first three quarters of fiscal 1999, and then $6,000 per quarter for the fourth quarter of fiscal 1999 and continuing through the second quarter of fiscal 2002.

               ESI is based in San Diego, California. It is engaged in the development of the INJEX(TM) needle-free drug injection system, which is designed to eliminate the risks of contaminated needle stick accidents and the resulting cross contamination of hepatitis, HIV and other diseases. ESI holds two patents for the features of the injection system and has received FDA 510(k) clearance to market the product in the United States. ESI anticipates commencing the marketing of the system in late calendar 1998.

               These acquisitions are part of management s strategic plan to expand the scope of the medical products to be offered by the Company.


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


                                      SIGNATURES


                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             American Electromedics Corp.
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                                                     (Registrant)


                                             By:  /s/ Michael T. Pieniazek
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                                                  Michael T. Pieniazek,
                                                  President

          September 14, 1998